Exhibit 99.1

Sacks Parente Golf, Inc. Announces Year End 2023 Financial Results and Provides Corporate Update

Camarillo, Calif., March 18, 2024 – Sacks Parente Golf, Inc. (NASDAQ:SPGC), (the “Company” or “Sacks Parente”), a technology-forward golf company with a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories, reports its financial results for the year ended December 31, 2023 and provides a business update.

FY 2023 Highlights

●	Raised $11.6 million in net proceeds from completed IPO in August 2023
●	Recognized sequentially higher revenue over last three quarters of 2023
●	Made significant investment in equipment and facility improvements for manufacturing and distribution facility in St. Joseph, Mo.
●	Launched Newton Motion product line of ready-to-play replacement driver shafts in November 2023, which is expected to generate in excess of 60% of Company revenue in 2024
●	Invested in sales and marketing to grow brand awareness of Sacks Parente premium putter family and newly launched Newton Motion product line
●	Hired Scott White, former CEO of Ben Hogan Golf Equipment Company, as Chief Operating Officer

Recent Corporate Highlights

●	Anticipating continued sequentially higher revenue throughout 2024 with improved gross margins. The Company is benefitting from accelerating Newton Motion shaft shipments, including to multiple international customers, efficient marketing ad spend on shafts, and the start of the seasonally strong period of the year with warmer months ahead
●	Announced that the Company’s premium putters and Newton Motion driver shafts were available in all 126 Club Champion retail stores nationwide. The Company expects to see accelerated quarterly revenue from this relationship begining in 2Q24
●	Entered into player agreements for Newton Motion shaft sponsorships with Ken Duke (PGA Tour Champions), and Fernandra Lira (LET/LPGA/Epson Tours)
●	Appointed golf-industry veteran Jane Casanta to the Board of Directors

“We built a strong foundation in 2023 and are positioned well to execute our strategic plan and grow our revenue in 2024 and beyond,” commented Greg Campbell, Executive Chairman. “Our IPO in August provided us the capital to bring on additional talent to our team and complete the buildout of our Missouri manufacturing facility, including recently transferring production of our premium putter line from California to our Missouri facility to improve efficiencies. In addition, we have increased our marketing budget to help promote awareness of primarily our Newton product line. We have been pleased with the initial reception and order patterns, including from some international customers, for our Newtwon shafts and see this momentum continuing, especially as we begin the seasonally stronger spring months for the golf industry. We anticipate sequentially record revenue throughout 2024 and see the expected success from the Newton product line as a key component of that growth. Given our direct to consumer strategy, we are encouraged by our current strong return on ad spending with Newton and look for that trend to continue, especially given our team’s proven marketing experience in the golf industry.

“The Sacks Parente foundation is in place, we have the resources to execute, and we look forward to sharing our milestones and successes as they unfold,” concluded Campbell.

About Sacks Parente Golf

Sacks Parente Golf, Inc. serves as the parent entity of technology-forward golf companies that help golfers elevate their game. With a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories, the Company’s innovative accomplishments include: the First Vernier Acuity putter, patented Ultra-Low Balance Point (ULBP) putter technology, weight-forward Center-of-Gravity (CG) design, and pioneering ultra-light carbon fiber putter shafts.

In consideration of its growth opportunities in golf shaft technologies, the Company expanded its manufacturing business in April of 2022 to develop the advanced Newton brand of premium golf shafts by opening a new shaft manufacturing facility in St. Joseph, MO. It is the Company’s intent to manufacture and assemble substantially all products in the United States, while also expanding into golf apparel and other golf-related product lines to enhance its growth.

The Company’s future expansions may include broadening its offerings through mergers, acquisitions or internal developments of product lines that are complementary to its premium brand. The Company currently sells its products through resellers, the Company’s websites, Club Champion retail stores, and distributors in the United States, Japan, and South Korea. For more information, please visit the Company’s website at https://sacksparente.com/. @sacksparentegolf @newtonshafts

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Company:

Steve Handy, CFO

Sacks Parente Golf, Inc.

Email: investors@sacksparente.com

www.sacksparente.com

Investor Relations:

CORE IR

Email: investors@sacksparente.com

Phone: (516) 222-2560

SACKS PARENTE GOLF, INC.

BALANCE SHEETS

(Amounts rounded to nearest thousands, except share amounts)

	December 31, 2023	December 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$5,338,000	$147,000
Restricted cash	-	24,000
Accounts receivable	53,000	2,000
Inventory, net of reserve for obsolescence of $98,000 and $73,000, respectively	248,000	142,000
Prepaid expenses and other current assets	196,000	16,000
Total Current Assets	5,835,000	331,000

Property and equipment, net	379,000	122,000
Right-of-use asset, net	65,000	22,000
Deferred software licensing agreement	110,000	-
Deferred offering costs	-	230,000
Deposits	5,000	5,000
Total Assets	$6,394,000	$710,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable and accrued expenses	$401,000	$97,000
Accrued payroll to executives	-	1,095,000
Lease liability, current	31,000	17,000
Deferred software licensing obligation	41,000	-
Equipment purchase obligation	-	15,000
Loans payable – related parties	-	537,000
Notes payable	-	384,000
Customer deposits	2,000	21,000
Total Current Liabilities	475,000	2,166,000

Software licensing fee obligation, net of current	95,000	-
Lease liability, net of current	34,000	6,000
Total Liabilities	604,000	2,172,000

Common stock subject to possible redemption (561,375 shares at redemption price of $1.07) at December 31, 2022	-	420,000

Commitments and Contingencies

Stockholders’ Equity (Deficiency):
Preferred stock $.01 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 45,000,000 shares authorized, 14,595,870 and 10,784,495, shares issued and outstanding, respectively, excluding 561,375 shares subject to possible redemption at December 31, 2022	146,000	108,000
Additional paid-in-capital	15,961,000	3,702,000
Accumulated deficit	(10,317,000)	(5,692,000)
Total Stockholders’ Equity (Deficiency)	5,790,000	(1,882,000)

Total Liabilities and Stockholders’ Equity (Deficiency)	$6,394,000	$710,000

SACKS PARENTE GOLF, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2023 and 2022

(Amounts rounded to nearest thousands, except share and per share amounts)

	Years Ended December 31,
	2023	2022

Net Sales	$349,000	$190,000
Cost of goods sold	227,000	110,000
Gross profit	122,000	80,000

Operating expenses:
Selling, general and administrative expense	4,497,000	2,874,000
Research and development expense	258,000	73,000
Total operating expenses	4,755,000	2,947,000

Loss from operations	(4,633,000)	(2,867,000)

Loss on extinguishment of debt	-	(574,000)
Interest income (expense), net	8,000	(64,000)

Net Loss	$(4,625,000)	$(3,505,000)

Loss per share – basic and diluted	$(0.38)	$(0.34)

Weighted average number of shares outstanding – basic and diluted	12,237,395	10,433,820

SACKS PARENTE GOLF, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2023 and 2022

(Amounts rounded to nearest thousands)

	Years Ended December 31,
	2023	2022

Cash Flows from Operating Activities
Net Loss	$(4,625,000)	$(3,505,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	32,000	11,000
Amortization	26,000	-
Change in reserve for inventory obsolescence	25,000	(36,000)
Vesting of options	443,000	1,383,000
Vesting of restricted stock	-	25,000
Modification of equity awards	-	28,000
Loss on extinguishment of debt	-	574,000
Shares issued for services	225,000	-
Changes in ROU asset	30,000	12,000
Accrued interest	-	63,000
Changes in operating assets and liabilities
Accounts receivable	(51,000)	9,000
Inventory	(131,000)	(62,000)
Prepaids and other current assets	(180,000)	4,000
Deposits	-	(1,000)
Accounts payable and accrued expenses	304,000	88,000
Accrued payroll to officers	(1,095,000)	615,000
Lease liability	(31,000)	(11,000)
Customer deposits	(19,000)	18,000
Net cash used in operating activities	(5,047,000)	(785,000)

Cash Flows from Investing Activities
Purchase of property and equipment	(289,000)	(75,000)
Net cash used in investing activities	(289,000)	(75,000)

Cash Flows from Financing Activities
Payment of equipment purchase obligation	(15,000)	(43,000)
Deferred offering costs	230,000	(230,000)
Proceeds from private sale of common stock subject to possible redemption	180,000	420,000
Proceeds from public sale of common stock, net	11,029,000	-
Proceeds from notes payable	61,000	350,000
Repayment of notes payable	(445,000)	-
Proceeds from loans payable – related party	20,000	200,000
Repayment of loans payable – related party	(557,000)	-
Proceeds from convertible debt obligations	-	150,000
Net cash provided by financing activities	10,503,000	847,000

Net increase (decrease) in cash	5,167,000	(13,000)
Cash and cash equivalents and restricted cash beginning of period	171,000	184,000
Cash and cash equivalents and restricted cash end of period	$5,338,000	$171,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued on conversion of convertible debt obligations	$-	$1,624,000
New right of use asset and lease liability	$73,000	$34,000
Recording of deferred software licensing agreement	$136,000	$-
Property and equipment purchased with debt	$-	$58,000
Reclass of common stock subject to redemption to equity	$420,000	$-